Exhibit 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS


 We consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 33-44376) and Forms S-8 (No. 33-44373, 33-44374 and 33-44375)
of Mercantile Bankshares Corporation of our report dated January 20, 1995, on our audit of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1994, and 1993 and for each of the three years in the period ended December 31, 1993, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994, of Mercantile Bankshares Corporation.


                                    COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
March 28, 1995